Marathon Patent Group Announces its Registration Statement on Form S-3 has been Declared Effective

LOS ANGELES, CA—(Marketwired - Oct 16, 2017) - Marathon Patent Group, Inc. (NASDAQ: MARA) (“Marathon” or “Company”), an IP licensing and management company, today announced that its previously filed Form S-3 registration statement, (Registration No. 333-220438) has been declared effective by the Securities and Exchange Commission (“SEC”).

The Company will not receive any of the proceeds from the sale of common stock by the selling stockholders.

About Marathon Patent Group, Inc.

Marathon is an IP licensing and management company. The Company acquires and manages IP rights from a variety of sources, including large and small corporations, universities and other IP owners. Marathon has a global focus on IP acquisition and management.

Forward-Looking Statements

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, but not limited to, the amount and use of proceeds the Company expects to receive from the sale of the shares of common stock in the registered direct offering and the closing of the transactions. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Contact Information

Marathon Patent Group

Jason Assad

678-570-6791

Jason@marathonpg.com